Exhibit 3.8

4th AMENDED AND RESTATED

BYLAWS

OF

XPO, INC.

Effective February 5, 2024

TABLE OF CONTENTS
ARTICLE I - OFFICES
Section 1.    Registered Office    1
Section 2.    Other Offices    1

ARTICLE II - STOCKHOLDERS
Section 1.    Place of Meetings    1
Section 2.    Annual Meeting    1
Section 3.    List of Stockholders    1
Section 4.    Special Meetings    1
Section 5.    Notice    2
Section 6.    Quorum    2
Section 7.    Voting    2
Section 8.    Method of Voting    2
Section 9.    Record Date    3
Section 10.    Action by Consent    3
Section 11.    Inspectors of Written Consent    3
Section 12.    Stockholder Proposals    4
Section 13.    Nomination of Directors    6
Section 14.    Organization    8

ARTICLE III - BOARD OF DIRECTORS
Section 1.    Management    8
Section 2.    Qualification; Election; Term    8
Section 3.    Number    10
Section 4.    Removal    10
Section 5.    Vacancies    10
Section 6.    Place of Meetings    10
Section 7.    Annual Meeting    10
Section 8.    Regular Meetings    10
Section 9.    Special Meetings    10
Section 10.    Quorum    11
Section 11.    Interested Directors    11
Section 12.    Committees    11
Section 13.    Action by Consent    11
Section 14.    Compensation of Directors    11

ARTICLE IV - NOTICE
Section 1.    Form of Notice    12
Section 2.    Waiver    12

ARTICLE V - OFFICERS AND AGENTS
Section 1.    In General    12
Section 2.    Election    12
Section 3.    Other Officers and Agents    12
Section 4.    Compensation    12
Section 5.    Term of Office and Removal    12
Section 6.    Employment and Other Contracts    13
Section 7.    Chair of the Board of Directors    13
Section 8.    Chief Executive Officer    13
Section 9.    President    13
Section 10.    Chief Financial Officer    13
Section 11.    Secretary    14
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Section 12.    Bonding    14

ARTICLE VI - CERTIFICATES REPRESENTING SHARES
Section 1.    Form of Certificates    14
Section 2.    Lost Certificates    14
Section 3.    Transfer of Shares    15
Section 4.    Registered Stockholders    15

ARTICLE VII - GENERAL PROVISIONS
Section 1.    Dividends    15
Section 2.    Reserves    15
Section 3.    Telephone and Similar Meetings    15
Section 4.    Books and Records    16
Section 5.    Fiscal Year    16
Section 6.    Seal    16
Section 7.    Advances of Expenses    16
Section 8.    Indemnification    17
Section 9.    Insurance    17
Section 10.    Resignation    17
Section 11.    Amendment of Bylaws    17
Section 12.    Invalid Provisions    17
Section 13.    Relation to the Certificate    17
Section 14.    Exclusive Forum    17

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4th AMENDED AND RESTATED
BYLAWS
OF
XPO, INC.

ARTICLE I
OFFICES

SECTION 1. REGISTERED OFFICE. The registered office and registered agent of XPO, Inc. (the “Corporation”) will be as from time to time set forth in the Corporation’s Certificate of Incorporation (as may be amended from time to time, the “Certificate of Incorporation”) or in any certificate filed with the Secretary of State of the State of Delaware.

SECTION 2. OTHER OFFICES. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors (the “Board of Directors” or the “Board”) may from time to time determine or the business of the Corporation may require.

ARTICLE II
STOCKHOLDERS

SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders for the election of Directors will be held at such place, within or without the State of Delaware, as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2. ANNUAL MEETING. An annual meeting of the stockholders will be held at such time as may be determined by the Board of Directors, at which meeting the stockholders will elect Directors as set forth in the Certificate of Incorporation and these Bylaws, and transact such other business as may properly be brought before the meeting.

SECTION 3. LIST OF STOCKHOLDERS. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, will be prepared by the officer or agent having charge of the stock transfer books. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the applicable meeting. Such list will be produced and kept open at the time and place of the meeting during the whole time thereof, and will be subject to the inspection of any stockholder who may be present.

SECTION 4. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law, the Certificate of Incorporation or these Bylaws, may be called by the Chair of the Board, the Chief Executive Officer, the President or the Board of Directors. Business transacted at all special meetings will be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.

SECTION 5. NOTICE. Written or printed notice stating the place, day and hour of any meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, will be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chair of the Board, the Chief Executive Officer, the President, the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at the meeting. If mailed, such notice will be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Any previously scheduled meeting of the stockholders may be postponed, and (unless the Certificate of Incorporation otherwise provides) any special meeting of the stockholders may be cancelled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

SECTION 6. QUORUM. At all meetings of the stockholders, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote will be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. If, however, such quorum is not present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, will have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting. At such adjourned meeting at which a quorum is presented or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

SECTION 7. VOTING. When a quorum is present at any meeting of the Corporation’s stockholders, the vote of the holders of a majority of the shares entitled to vote on, and voted for or against, any matter will decide any questions brought before such meeting, unless the question is one upon which, by express provision of law, the Certificate of Incorporation or these Bylaws, a different vote is required, in which case such express provision will govern and control the decision of such question. The stockholders present in person or by proxy at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

SECTION 8. METHOD OF VOTING. Each outstanding share of the Corporation’s capital stock, regardless of class, will be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation. At any meeting of the stockholders, every stockholder having the right to vote will be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to such meeting, unless such instrument provides for a longer period. Each proxy will be revocable unless expressly provided therein to be irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. Such proxy will be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting on any question or in any election, other than for directors, may be by voice vote or show of hands unless the presiding officer orders, or any stockholder demands, that voting be by written ballot. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board of Directors.

SECTION 9. RECORD DATE. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date will not be less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the close of business on the date next preceding the day on which the notice is given will be the record date, or, if notice is waived, the close of business on the day next preceding the day on which the meeting is held will be the record date.

SECTION 10. ACTION BY CONSENT. Any action required or permitted by law, the Certificate of Incorporation or these Bylaws to be taken at a meeting of the stockholders of the Corporation may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, is signed by the holders of record of the outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and will be delivered to the Corporation within sixty days of the earliest dated written consent received by the Corporation in connection therewith, by delivery to and receipt by the Secretary of the Corporation at the Corporation’s principal office by hand or by certified or registered mail (return receipt requested), and such written consent shall set forth the name and address, as they appear in the Corporation’s books, of each stockholder signing such consent and the class and number of shares of the Corporation that are owned of record and beneficially by each such stockholder.

SECTION 11. INSPECTORS OF WRITTEN CONSENT. In the event of the delivery, in the manner provided by Article II, Section 10 of these Bylaws, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation may engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with Article II, Section 10 of these Bylaws represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this Article II, Section 11 of these Bylaws shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

SECTION 12. STOCKHOLDER PROPOSALS. No proposal by a stockholder made pursuant to this Article II may be voted upon at a meeting of stockholders unless such stockholder shall have delivered or mailed in a timely manner (as set herein) and in writing to the Secretary of the Corporation (i) notice of such proposal, (ii) the text of the proposed alteration, amendment or repeal, if such proposal relates to a proposed change to the Corporation’s Certificate of Incorporation or Bylaws, (iii) evidence reasonably satisfactory to the Secretary of the Corporation of such stockholder’s status as such and of the number of shares of each class of capital stock of the Corporation of which such stockholder is the beneficial owner, (iv) as to such stockholder, (a) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any security of the Corporation or with a value derived, in whole or in part, from the value of any security of the Corporation, or any derivative or synthetic arrangement having the characteristics of a long position in any security of the Corporation, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any security of the Corporation, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any security of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying securities of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the stockholder of record, the beneficial owner, if any, or any of their respective affiliates or associates, or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of securities of the Corporation (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any of their respective affiliates or associates, or others acting in concert therewith, (b) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith has or pursuant to any proxy, contract, understanding or relationship may acquire any right to vote any security of the Corporation, (c) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, directly or indirectly, the intent, purpose or effect of which may be to mitigate loss to, transfer to or from any such person, in whole or in part, any of the economic consequences of ownership, or reduce the economic risk (of ownership or otherwise) of any security of the Corporation by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, with respect to any security of the Corporation, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any securities of the Corporation (any of the foregoing, a “Short Interest”), (d) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, that are separated or separable from the underlying shares of the Corporation, (e) any proportionate interest in securities of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such stockholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or is the manager or managing member or, directly or indirectly, beneficially owns any interest in the manager or managing member of such general or limited partnership or similar entity and, (f) any performance-related fees (other than an asset-based fee) that such stockholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, is entitled to based on any increase or decrease in the value of securities of the Corporation or Derivative Instruments or Short Interests, if any (sub-clauses (a) through (f) above shall be referred, collectively, as the “Ownership Information”), (v) a list of the names and addresses of other beneficial owners of shares of the capital stock of the Corporation, if any, with whom such stockholder is acting in concert, and the number of shares of each class of capital stock of the Corporation beneficially owned by each such beneficial owner, (vi) a representation that the stockholder giving the notice is a holder of record of stock entitled to vote at such meeting, will continue to be a stockholder of record of stock entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to make such nomination or to propose such business, (vii) a certification that each such stockholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation, (viii) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner and their respective affiliates or associates, or others acting in concert therewith, if any, (ix) any other information relating to such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the business proposal and/or for the election of directors in a contested election pursuant to the Exchange Act and the rules and regulations promulgated thereunder and (x) an opinion of counsel, which counsel and the form and substance of which opinion shall be reasonably satisfactory to the Board of Directors of the Corporation, to the effect that the Certificate of Incorporation or Bylaws resulting from the adoption of such proposal would not be in conflict with the laws of the State of Delaware, if such proposal relates to a proposed change to the Corporation’s Certificate of Incorporation or Bylaws. To be timely in connection with an annual meeting of stockholders, a stockholder’s notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety nor more than one hundred eighty days prior to the earlier of the date of the meeting or the corresponding date on which the immediately preceding year’s annual meeting of stockholders was held. To be timely in connection with the voting on any such proposal at a special meeting of the stockholders, a stockholder’s notice and other aforesaid items shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than forty days nor more than sixty days prior to the date of such meeting, provided, however, that in the event that less than fifty days’ notice or prior public disclosure of the date of the special meeting of the stockholders is given or made to the stockholders, such stockholder’s notice and other aforesaid items to be timely must be so received not later than the close of business on the seventh day following the day on which such notice of date of the meeting was mailed or such public disclosure was made. Within thirty days (or such shorter period that may exist prior to the date of the meeting) after such stockholder shall have submitted the aforesaid items, the Secretary and the Board of Directors of the Corporation shall respectively determine whether the items to be ruled upon by them are reasonably satisfactory and shall notify such stockholder in writing of their respective determinations. If such stockholder fails to submit a required item in the form or within the time indicated, or if the Secretary or the Board of Directors of the Corporation determines that the items to be ruled upon by them are not reasonably satisfactory, then such proposal by such stockholder may not be voted upon by the stockholders of the Corporation at such meeting of stockholders. The presiding person at each meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a proposal was not made in accordance with the procedure prescribed by these Bylaws, and if he should so determine, he shall so declare to the meeting and the defective proposal shall be disregarded. The requirements of this Section 12 of Article II shall be in addition to any other requirements imposed by these Bylaws, by the Corporation’s Certificate of Incorporation or the law.

SECTION 13. NOMINATION OF DIRECTORS. Nominations for the election of directors may be made by the Board of Directors or by any stockholder (a “Nominator”) entitled to vote in the election of directors. Such nominations, other than those made by the Board of Directors, shall be made in writing pursuant to timely notice delivered to or mailed and received by the Secretary of the Corporation as set forth in this Section 13 of Article II. To be timely in connection with an annual meeting of stockholders, a Nominator’s notice, setting forth the name and address of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety days nor more than one hundred eighty days prior to the earlier of the date of the meeting or the corresponding date on which the immediately preceding years annual meeting of stockholders was held. To be timely in connection with any election of a director at a special meeting of the stockholders, a Nominator’s notice, setting forth the name and address of the person to be nominated, shall be delivered to or mailed and received at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such notice of date of the meeting was mailed or such public disclosure was made, whichever first occurs. At such time, the Nominator shall also submit written evidence, reasonably satisfactory to the Secretary of the Corporation, that the Nominator is a stockholder of the Corporation and shall identify in writing

(i) the name and address of the Nominator, (ii) the number of shares of each class of capital stock of the Corporation of which the Nominator is the beneficial owner and the other Ownership Information, (iii) the name and address of each of the persons with whom the Nominator is acting in concert, (iv) a representation that the stockholder giving the notice is a holder of record of stock entitled to vote at such meeting, will continue to be a stockholder of record of stock entitled to vote at such meeting through the date of such meeting and intends to appear in person or by proxy at the meeting to make such nomination or to propose such business, (v) a certification that each such stockholder, such beneficial owner or any of their respective affiliates or associates, or others acting in concert therewith, has complied with all applicable federal, state and other legal requirements in connection with its acquisition of shares or other securities of the Corporation and such person’s acts or omissions as a stockholder of the Corporation, (vi) all information that would be required to be set forth in a Schedule 13D filed pursuant to Rule 13d-1(a) or an amendment pursuant to Rule 13d-2(a) if such a statement were required to be filed under the Exchange Act and the rules and regulations promulgated thereunder by such stockholder, such beneficial owner and their respective affiliates or associates, or others acting in concert therewith, if any, (vii) any other information relating to such stockholder, such beneficial owner or any of their respective affiliates or associates or others acting in concert therewith, if any, that would be required to be disclosed in a proxy statement and form or proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the business proposal and/or for the election of directors in a contested election pursuant to the Exchange Act and the rules and regulations promulgated thereunder and (viii) the number of shares of capital stock of which each such person with whom the Nominator is acting in concert, or is the beneficial owner pursuant to which the nomination or nominations are to be made. At such time, the Nominator shall also submit in writing (a) the information with respect to each such proposed nominee that would be required to be provided in a proxy statement prepared in accordance with Regulation 14A under the Exchange Act (including without limitation the nominee’s written consent to being named in any proxy materials relating to the Corporation’s next annual meeting or special meeting, as applicable, as a nominee and to serving as a director if elected), (b) a notarized affidavit executed by each such proposed nominee to the effect that, if elected as a member of the Board of Directors, he will serve and that he is eligible for election as a member of the Board of Directors, and (c) a completed director questionnaire signed by such nominee (a form of which shall be provided by the Secretary of the Corporation promptly following a request therefor). In addition, to be considered timely, a stockholder’s notice shall further be updated and supplemented, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders of record entitled to notice of the meeting (or and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than (1) the later of (A) ten days after the record date for determining the stockholders of record entitled to notice of the meeting (or any adjournment, recess, rescheduling or postponement thereof) or (B) the first public announcement of the date of notice of such record date in the case of the update and supplement required to be made as of the record date, and (2) not later than eight days prior to the date for the meeting (or any adjournment, recess, rescheduling or postponement thereof) in the case of the update and supplement required to be made as of ten days prior to the meeting or any adjournment, recess, rescheduling or postponement thereof. The obligation to update and supplement as set forth in this Section 13 of Article II or any other Section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these Bylaws to amend or update any nomination or business proposal or to submit any new nomination or business proposal, including by changing or adding nominees, matters, business and or resolutions proposed to be brought before a meeting of the stockholder. In addition, if the stockholder giving the notice has delivered to the Corporation a notice relating to the nomination of directors, the stockholder giving the notice shall deliver to the Corporation no later than five business days prior to the date of the meeting or, if practicable, any adjournment, recess, rescheduling or postponement thereof (or, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned, recessed, rescheduled, or postponed) reasonable evidence that it has complied with the requirements of Rule 14a-19 of the Exchange Act). Within thirty days (or such shorter time period that may exist prior to the date of the meeting) after the Nominator has submitted the aforesaid items to the Secretary of the Corporation, the Secretary of the Corporation shall determine whether the evidence of the Nominators status as a stockholder submitted by the Nominator is reasonably satisfactory and shall notify the Nominator in writing of his determination. If the Secretary of the Corporation finds that such evidence is not reasonably satisfactory, or if the Nominator fails to submit the requisite information in the form or within the time indicated, such nomination shall be ineffective for the election at the meeting at which such person is proposed to be nominated. The presiding person at each meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded. The requirements of this Section 13 of Article II shall be in addition to any other requirements imposed by these bylaws, by the Certificate of Incorporation or by law. In no event may a stockholder be entitled or permitted to make additional, alternate or substitute nominations if the nomination is made in accordance with this Section 13 of Article II at the time that the notice of nomination is first delivered to the Secretary of the Corporation or thereafter. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder (x) provides notice pursuant to Rule 14a-19 promulgated under the Exchange Act and (y) subsequently (a) notifies the Corporation that such stockholder no longer intends to solicit proxies in support of director nominees other than the Corporation’s director nominees in accordance with Rule 14a-19 or (b) fails to comply with the requirements of Rule 14a-19, such stockholder’s nomination(s) shall be deemed null and void and the Corporation shall disregard any proxies or votes solicited for any nominee proposed by such stockholder.

SECTION 14. ORGANIZATION. The Board of Directors shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chair of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are necessary, appropriate or convenient for the proper conduct of the meeting. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III
BOARD OF DIRECTORS

SECTION 1. MANAGEMENT. The business and affairs of the Corporation will be managed by or under the direction of its Board of Directors who may exercise all such powers of the Corporation and do such lawful acts and things as are not by law, by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

SECTION 2. QUALIFICATION; ELECTION; TERM. None of the directors need to be a stockholder of the Corporation or a resident of the State of Delaware. Each director shall be elected at the annual meeting of stockholders and hold office until the next annual meeting and until his successor shall be elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances and except in the case of a “contested election,” directors shall be elected by the affirmative vote of a majority of the votes cast at a stockholders meeting for the election of directors at which a quorum is present. For purposes of this Article III, Section 2, a “majority of the votes cast” means that the number of shares voted “for” a nominee exceeds the shares voted “against” the nominee, and abstentions and broker non-votes shall not be deemed to be votes cast for purposes of tabulating such vote. For purposes of this Article III, Section 2, a “contested election” shall mean any election of directors in which the number of nominees to be considered at the meeting exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in Article II, Section 13 of these Bylaws or under applicable law, based on whether one or more notice(s) of nomination were timely filed in accordance with Article II, Section 13 of these Bylaws; provided, however, that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If by the day before the Corporation commences mailing (or, if furnished to stockholders electronically, commences electronic distribution or accessibility of) its notice of meeting for the meeting at which the nomination would be considered, one or more notices of nomination are withdrawn such that the number of nominees to be considered at the meeting no longer exceeds the number of directors to be elected, the election shall not be considered a contested election, but in all other cases, once an election is determined to be a contested election, directors shall be elected by a plurality of the votes cast at the meeting at which a quorum is present.

    If a nominee for director is not elected and the nominee is an incumbent director and no successor has been elected at an annual meeting, the director shall promptly tender his resignation to the Board of Directors, subject to acceptance by the Board of Directors. The committee delegated responsibility for director nominations and governance matters shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors will act on the tendered resignation, taking into account the recommendation of any committee delegated responsibility for director nominations and governance matters, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within ninety days from the date of the certification of the election results. Any committee in making its recommendation and the Board of Directors in making its decision may each consider any factors or other information that they consider appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier death, resignation, retirement, disqualification or removal from office. If a director’s resignation is accepted by the Board of Directors pursuant to this Section 2 of Article III of these Bylaws, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors may, in its sole discretion, fill the resulting vacancy pursuant to the provisions of Article III, Section 5 of these Bylaws or may decrease the size of the Board of Directors pursuant to the provisions of Article III, Section 3 of these Bylaws.

SECTION 3. NUMBER. The number of Directors of the Corporation will be at least one and not more than nine. The number of Directors authorized will be fixed as the Board of Directors may from time to time designate, or if no such designation has been made; the number of Directors will be the same as the number of members of the initial Board of Directors as set forth in the Certificate of Incorporation.

SECTION 4. REMOVAL. Except as otherwise provided by the Certificate of Incorporation or applicable law, any director may be removed with or without cause by the affirmative vote of a majority in voting power of the outstanding stock entitled to vote on the election of such director.

SECTION 5. VACANCIES. Any director elected to fill a vacancy shall hold office until the next annual meeting of stockholders and until his successor shall be elected and qualified, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office. In no event will a decrease in the number of directors shorten the term of any incumbent director. Any vacancy on the Board of Directors, whether resulting from an increase in the number of directors or otherwise, shall be filled by the affirmative vote of a majority of the directors then holding office, even if less than a quorum, or by a sole remaining director.

SECTION 6. PLACE OF MEETINGS. Meetings of the Board of Directors, regular or special, may be held at such place within or without the State of Delaware as may be fixed from time to time by the Board of Directors.

SECTION 7. ANNUAL MEETING. The first meeting of each newly elected Board of Directors will be held without further notice immediately, following the annual meeting of stockholders and at the same place unless, by unanimous consent, the Directors then elected and serving change such time or place.

SECTION 8. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and place as is from time to time determined by resolution of the Board of Directors. Directors and committee members may participate in and hold meetings by means of conference telephone, video conference or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

SECTION 9. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the Chair of the Board, the Chief Executive Officer or the President on oral or written notice to each Director, given either personally, by telephone, video conference, by telegram or by mail; special meetings will be called by the Chair of the Board, Chief Executive Officer, President or Secretary in like manner and on like notice on the written request of at least three Directors. The purpose or purposes of any special meeting will be specified in the notice relating thereto.

SECTION 10. QUORUM. At all meetings of the Board of Directors the presence of a majority of the number of Directors fixed by these Bylaws will be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the Directors present at any meeting at which there is a quorum will be the act of the Board of Directors, except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws. If a quorum is not present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum is present.

SECTION 11. INTERESTED DIRECTORS. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of the Corporation’s Directors or officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof that authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if: (i) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum, (ii) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee that authorizes the contract or transaction.

SECTION 12. COMMITTEES. The Board of Directors may, by resolution passed by a majority of the entire Board, designate committees, each committee to consist of two or more Directors of the Corporation, which committees will have such power and authority and will perform such functions as may be provided in such resolution. Such committee or committees will have such name or names as may be designated by the Board and will keep regular minutes of their proceedings and report the same to the Board of Directors when required.

SECTION 13. ACTION BY CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee of the Board of Directors may be taken without such a meeting if a consent or consents in writing, setting forth the action so taken, is signed by (including by electronic transmission or transmissions), all the members of the Board of Directors or such committee, as the case may be.

SECTION 14. COMPENSATION OF DIRECTORS. Directors will receive such compensation for their services and reimbursement for their expenses as the Board of Directors, by resolution, may establish; provided that nothing herein contained will be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

ARTICLE IV
NOTICE

SECTION 1. FORM OF NOTICE. Whenever by law, the Certificate of Incorporation or of these Bylaws, notice is to be given to any Director or stockholder, and no provision is made as to how such notice will be given, such notice may be given in writing, by mail, postage prepaid, addressed to such Director or stockholder at such address as appears on the books of the Corporation. Any notice required or permitted to be given by mail will be deemed to be given at the time the same is deposited in the United States mail.

SECTION 2. WAIVER. Whenever any notice is required to be given to any stockholder or Director of the Corporation as required by law, the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, will be equivalent to the giving of such notice. Attendance of a stockholder or Director at a meeting will constitute a waiver of notice of such meeting, except where such stockholder or Director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE V
OFFICERS AND AGENTS

SECTION 1. IN GENERAL. The officers of the Corporation will consist of a Chief Executive Officer, President, Chief Financial Officer and Secretary and such other officers as shall be elected by the Board of Directors or the Chief Executive Officer. Any two or more offices may be held by the same person.

SECTION 2. ELECTION. The Board of Directors, at its first meeting after each annual meeting of stockholders, will elect the officers, none of whom need be a member of the Board of Directors.

SECTION 3. OTHER OFFICERS AND AGENTS. The Board of Directors and Chief Executive Officer may also elect and appoint such other officers and agents as it or he deems necessary, who will be elected and appointed for such terms and will exercise such powers and perform such duties as may be determined from time to time by the Board or the Chief Executive Officer.

SECTION 4. COMPENSATION. The compensation of all officers and agents of the Corporation will be fixed by the Board of Directors or any committee of the Board, if so authorized by the Board.

SECTION 5. TERM OF OFFICE AND REMOVAL. Each officer of the Corporation will hold office until his death, his resignation or removal from office, or the election and qualification of his successor, whichever occurs first. Any officer or agent elected or appointed by the Board of Directors or the Chief Executive Officer may be removed at any time, for or without cause, by the affirmative vote of a majority of the entire Board of Directors or at the discretion of the Chief Executive Officer (without regard to how the agent or officer was elected), but such removal will not prejudice the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors or, in the case of a vacancy in the office of officer other than Chief Executive Officer and President, such vacancy may be filled by the Chief Executive Officer. Except to the extent otherwise specifically provided by the Board of Directors or the Chief Executive Officer, any officer that is also an employee of the Corporation will cease to be an officer at such time as he or she ceases to be an employee of the Corporation.

SECTION 6. EMPLOYMENT AND OTHER CONTRACTS. The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name or on behalf of the Corporation, and such authority may be general or confined to specific instances. The Board of Directors may, when it believes the interest of the Corporation will best be served thereby, authorize executive employment contracts that will have terms no longer than ten years and contain such other terms and conditions as the Board of Directors deems appropriate. Nothing herein will limit the authority of the Board of Directors to authorize employment contracts for shorter terms.

SECTION 7. CHAIR OF THE BOARD OF DIRECTORS. If the Board of Directors has elected a Chair of the Board, he or she will preside at all meetings of the stockholders and the Board of Directors.

SECTION 8. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer will be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, will supervise and control all of the business and affairs of the Corporation. The Chief Executive Officer shall have the authority to elect any officer of the Corporation other than the Chief Executive Officer or President. He or she will, in the absence of the Chair of the Board, preside at all meetings of the stockholders and the Board of Directors. The Chief Executive Officer will have all powers and perform all duties incident to the office of Chief Executive Officer and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe. During the absence or disability of the President, the Chief Executive Officer will exercise the powers and perform the duties of President,

SECTION 9. PRESIDENT. The President will have responsibility, for oversight of the Corporation’s operating and development activities. In the absence or disability of the Chief Executive Officer and the Chair of the Board, the President will exercise the powers and perform the duties of the Chief Executive Officer. The President will render to the Directors whenever they may requires it an account of the operating and development activities of the Corporation and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate to him.

SECTION 10. CHIEF FINANCIAL OFFICER. The Chief Financial Officer will have principal responsibility for the financial operations of the Corporation. The Chief Financial Officer will render to the Directors whenever they may require it an account of the operating results and financial condition of the Corporation and will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate to him.

SECTION 11. SECRETARY. The Secretary will attend all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary will perform like duties for the Board of Directors and committees thereof when required. The Secretary will give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors. The Secretary will keep in safe custody the seal of the Corporation. The Secretary will be under the supervision of the Chief Executive Officer. The Secretary will have such other powers and perform such other duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate to him.

SECTION 12. BONDING. The Corporation may secure a bond to protect the Corporation from loss in the event of defalcation by any of the officers, which bond may be in such form and amount and with such surety as the Board of Directors may deem appropriate.

ARTICLE VI
CERTIFICATES REPRESENTING SHARES

SECTION 1. FORM OF CERTIFICATES. The Corporation may issue certificates, in such form as may be determined by the Board of Directors, representing shares to which stockholders are entitled, but is not required to do so. Any certificate so issued will state on the face thereof the holder’s name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. They will be signed by the Chief Executive Officer or President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar, either of which is other than the Corporation or an employee of the Corporation, the signatures of the Corporation’s officers may be by electronic signature or facsimiles. In case any officer or officers who have signed, or whose electronic or facsimile signature or signatures have been used on such certificate or certificates, ceases to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation or its agents, such certificate or certificates may nevertheless be adopted by the

Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose electronic or facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.

SECTION 2. LOST CERTIFICATES. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or his legal representative, to advertise the same in such manner as it may require and/or to give the Corporation a bond, in such form, in such sum, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after such holder has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such Notification, the holder of record is precluded from making any claim against the Corporation for the transfer of a new certificate.

SECTION 3. TRANSFER OF SHARES. Shares of stock will be transferable only on the books of the Corporation by the holder thereof in person or by such holder’s duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of the shares accompanied by proper evidence of succession, assignment or authority to transfer, it will be the duty of the Corporation or the transfer agent of the Corporation to transfer the shares to the person entitled thereto and to record the transaction upon its books.

SECTION 4. REGISTERED STOCKHOLDERS. The Corporation will be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, will not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

ARTICLE VII
GENERAL PROVISIONS

SECTION 1. DIVIDENDS. Dividends upon the outstanding shares of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the Corporation, subject to the provisions or the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date will not precede the date upon which the resolution fixing the record date is adopted, and such record date will not be more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the close of business on the date upon which the Board of Directors adopts the resolution declaring such dividend will be the record date.

SECTION 2. RESERVES. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, deem proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for such other purpose as the Directors may deem beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created. Surplus of the Corporation to the extent so reserved will not be available for the payment of dividends or other distributions by the Corporation.

SECTION 3. TELEPHONE AND SIMILAR MEETINGS. Stockholders may participate in and hold meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Participation in such a meeting will constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

SECTION 4. BOOKS AND RECORDS. The Corporation will keep correct and complete books and records of account and minutes of the proceedings of its stockholders and Board of Directors, and will keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its stockholders, giving the names and addresses of all stockholders and the number and class of the shares held by each.

SECTION 5. FISCAL YEAR. The fiscal year of the Corporation will be fixed by resolution of the Board of Directors.

SECTION 6. SEAL. The Corporation may have a seal, and the seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the Corporation will have authority to affix the seal to any document requiring it.

SECTION 7. ADVANCES OF EXPENSES. The Corporation will advance to its directors and officers expenses incurred by them in connection with any “Proceeding,” which term includes any threatened, pending or completed action, suit or proceeding, whether brought by or in the right of the Corporation or otherwise and whether of a civil, criminal, administrative or investigative nature (including all appeals therefrom), in which a director or officer may be or may, have been involved as a party or otherwise, by reason of the fact that he is or was a director or officer of the Corporation, by reason of any action taken by him or of any inaction on his part while acting as such, or by reason of the fact that he is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (“Official,” which term also includes directors and officers of the Corporation in their capacities as directors and officers of the Corporation), whether or not he is serving in such capacity at the time any liability or expense is incurred; provided that the Official undertakes to repay all amounts advanced unless:

(i)    in the case of all Proceedings other than a Proceeding by or in the right of the Corporation, the Official establishes to the satisfaction of the disinterested members of the Board of Directors that he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, that he did not have reasonable cause to believe his conduct was unlawful, provided that the termination of any such Proceeding by judgment, order of court, settlement. conviction, or upon a plea of nolo contendere or its equivalent, shall not by itself create a presumption as to whether the Official acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, as to whether he had reasonable cause to believe his conduct was unlawful; or

(ii)    in the case of a Proceeding by or in the right of the Corporation, the Official establishes to the satisfaction of the disinterested members of the Board of Directors that he acted in good faith or in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, provided that if in such a Proceeding the Official is adjudged to be liable to the Corporation, all amounts advanced to the Official for expenses must be repaid except to the extent that the court in which such adjudication was made shall determine upon application that despite such adjudication, in view of all the circumstances, the Official is fairly and reasonably entitled to indemnity for such expenses as the court may deem proper.

SECTION 8. INDEMNIFICATION. The Corporation will indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law and may, if and to the extent authorized by the Board of Directors, so indemnify such other persons whom it has the power to indemnify against any liability, reasonable expense or other matter whatsoever.

SECTION 9. INSURANCE. The Corporation may at the discretion of the Board of Directors purchase and maintain insurance on behalf of the Corporation and any person whom it has the power to indemnify pursuant to law, the Certificate of Incorporation, these Bylaws or otherwise.

SECTION 10. RESIGNATION. Any director, officer or agent may resign by giving written notice to the President or the Secretary. Such resignation will take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation will not be necessary, to make it effective.

SECTION 11. AMENDMENT OF BYLAWS. Other than as set forth herein, these Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present at such meeting.

SECTION 12. INVALID PROVISIONS. If any part of these Bylaws is held invalid or inoperative for any reason, the remaining parts, so far as possible and reasonable, will be valid and operative.

SECTION 13. RELATION TO THE CERTIFICATE OF INCORPORATION. These Bylaws are subject to, and governed by, the Certificate of Incorporation of the Corporation as amended from time to time.

SECTION 14. EXCLUSIVE FORUM. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any current or former director or officer or other employee or agent of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws (as either may be may be amended, restated, modified, supplemented or waived from time to time), (iv) any action to interpret, apply, enforce or determine the validity of the Corporation’s Certificate of Incorporation or these Bylaws (as either may be amended from time to time), (v) any action asserting a claim related to or involving the Corporation or any current or former director or officer or other employee or agent of the Corporation that is governed by the internal affairs doctrine of the State of Delaware, or (vi) any action asserting an “internal corporate claim” as the term is defined in Section 115 of the Delaware General Corporation Law shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be the federal court for the District of Delaware).